UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2016

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2016 Real Goods Solar, Inc. (the “Company”) and its wholly-owned subsidiaries RGS Financing, Inc., Real Goods Energy Tech, Inc., Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Solar, Elemental Energy, LLC, and Sunetric Management LLC (collectively with the Company, the “Borrower Parties”) entered into an Amended and Restated Loan Agreement (the “A&R Loan Agreement”) with Solar Solutions and Distribution, LLC, a Colorado-based renewable energy solutions company (“Solar Solutions”), to amend and restate the Loan Agreement, dated December 19, 2011 (as amended prior to March 30, 2016, the “Loan Agreement”). The A&R Loan Agreement amends and restates the Loan Agreement with the changes in material terms described below. Solar Solutions became the lender under the Loan Agreement on January 19, 2016 when it acquired the Loan Agreement from Silicon Valley Bank. Solar Solutions is a supplier of solar energy components to the Company and, on February 4, 2016, a past due amount of approximately $1,675,134.05 owed by the Company to Solar Solutions for such components was advanced under the Loan Agreement to pay in full the past due amount.

The table below sets forth the material terms of the A&R Loan Agreement as compared to the Loan Agreement:

	Loan Agreement	A&R Loan Agreement
Borrower	Borrower Parties other than the Company and RGS Financing, Inc.	Borrower Parties.
Term	March 15, 2016.	March 31, 2017.
Revolving Line	$5,000,000.	$5,000,000 until September 30, 2016; $4,000,000 from October 1, 2016 to December 31, 2016; and $3,000,000 from January 1, 2016 until the maturity date.
Availability Amount	The lesser of (i) the revolving line or (ii) the result of the amount available under the borrowing base; minus the “dollars equivalent” (as defined in the Loan Agreement) amount of all outstanding letters of credit; minus the outstanding principal balance of any advances.	The lesser of (i) the revolving line or (ii) the result of the amount available under the borrowing base; minus the outstanding principal balance of any advances.
Borrowing Base	75.0% of eligible accounts.	75.0% of eligible accounts, plus up to 75.0% of eligible inventory purchased from Solar Solutions, plus up to 25.0% of eligible inventory purchased from third parties.
Eligible Accounts	Accounts receivable and other sums owing to Borrower Parties, subject to certain criteria, which are subject to change upon two business days’ notice by lender.	Accounts receivable and other sums owing to Borrower Parties, subject to certain criteria, which are subject to change upon 30 days’ notice by Solar Solutions.
Eligible Inventory	None.	Generally, all inventory other than inventory that is obsolete, damaged, contaminated, discontinued, slow moving, in transit, fabricated parts, consigned, supplies and packaging, subject to any prior security interest, purchased or manufactured pursuant to a license agreement, or stored at any location comprising less than 5.0% of the total inventory. Solar Solutions may change these criteria upon 30 days’ advance notice.

Interest Rate	Greater of (i) greater of (a) 4.0%, and (b) the lender’s prime rate, plus 3.0% and (ii) 7.0%.	Greater of (i) the Wall Street Journal prime rate plus 3.0% and (ii) 7.0%.
Required Periodic Payments	None.

$167,513.41 on May 15, 2016;
$167,513.40 on June 15, 2016;
$335,026.81 on July 15, 2016;
$335,026.81 on September 15, 2016;
$335,026.81 on November 15, 2016; and
$335,026.81 on January 15, 2017.

The Company is required to instruct the escrow agent in any future financing to use proceeds of such financing to make these payments directly to Solar Solutions.

Overadvances	If at any time the outstanding advances plus the face amount of any outstanding letters of credits exceed the lesser of (i) the revolving line or (ii) the borrowing base, the Company shall immediately pay lender such excess in cash.

If at any time the outstanding advances exceed the lesser of (i) the revolving line or (ii) the borrowing base, the Company shall immediately pay Solar Solutions such excess in cash.

If an overadvance occurs as a result of one of the scheduled reductions in the revolving line described above, at Solar Solutions’ election (i) the Company must pay the overadvance within five business days by issuing shares of its Class A common stock using a per share conversion price of 90.0% of the closing price on the day of such overadvance, subject to applicable rules of the Nasdaq Stock Market, or (ii) the Company may sell certain collateral and use the proceeds to repay such overadvance.

Default Rate	Interest rate plus 4.0%.	Interest rate plus 4.0%.
Collateral Account	Borrower Parties’ receivables deposited into an account at Silicon Valley Bank which was swept daily and applied to amounts outstanding under the revolving line.	Borrower Parties’ receivables deposited into a restricted account established at Wells Fargo Bank allowing deposits and transfers only to a Solar Solutions account. Funds in the collateral account will be automatically transferred to a Solar Solution account each business day and applied to amounts outstanding under the revolving line.
Unused facility fee	0.5% per annum of the average daily unused portion of the available line of credit during the applicable calendar quarter.	2.0% per annum of the average daily unused portion of the available line of credit during the applicable calendar quarter.
Other fees	$25,000 one-time commitment fee, $1,000 monthly collateral monitoring fee, and, as applicable, letter of credit fee.	$25,000 one-time loan conversion and initiation fee, monthly $4,000 loan and collateral administration fee, collateral exam fees, as incurred, no more often than quarterly, and certain lender expenses.
Financial Covenants	Maintain unrestricted cash and cash equivalents, plus unused availability under the Loan Agreement equal to or greater than $2,500,000.	Maintain unrestricted cash and cash equivalents, plus unused availability under the A&R Loan Agreement equal to or greater than $100,000.

In the A&R Loan Agreement, the parties agreed to eliminate the ability of the Borrower Parties to obtain letters of credit and also made other, immaterial changes to the terms of the Loan Agreement.

The A&R Loan Agreement contains covenants, event of default provisions, termination rights and indemnities identical or materially identical to such terms in the Loan Agreement. All borrowings under the A&R Loan Agreement remain collateralized by a security interest in substantially all assets and certain intellectual property rights of the Borrower Parties. The obligations may be accelerated upon an event of default, including covenant and payment defaults, material adverse change, defaults under other indebtedness giving rise to the right to accelerate payment of such indebtedness, final judgments of at least $50,000 individually or $150,000 in the aggregate, and Borrower Parties’ insolvency or bankruptcy, among other things.

As of December 31, 2015 and March 28, 2016, the Company had a line of credit outstanding of $0.8 million and $4.2 million, respectively, under the Loan Agreement and the A&R Loan Agreement.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Dennis Lacey
Dennis Lacey
Chief Executive Officer

Date: March 30, 2016